EXHIBIT 1O.1


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made effective the 30th day of January, 1998, is by and between Industrial Rubber Products, Inc. a Minnesota corporation (the "Company"), and Daniel O. Burkes, a resident of the State of Minnesota (the "Executive").

         WHEREAS, the Company is selling 1,400,000 shares of its stock pursuant to an underwriting agreement with R. J. Steichen Co. which sale of stock will result in an immediate and substantial increase in the book value of the common stock in the Company over two-thirds of which is held by the Executive.

         WHEREAS, the parties wish to provide for the employment of the Executive by the Company; and

         WHEREAS, the Company desires reasonable protection of its confidential business and technical information, which has been and will be acquired, and which has been and is being developed by the Company, at substantial expense;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Executive, each intending to be legally bound, agree as follows:

         1. EMPLOYMENT. Subject to all of the terms and conditions of this Agreement, the Company agrees to employ the Executive on a full-time basis as its President and Chief Executive Officer and the Executive accepts this employment.

         2. DUTIES. The Executive will make the best use of his energy, knowledge and training in advancing the Company's interests. He will diligently and conscientiously perform the duties of President and Chief Executive Officer of the Company, as such duties may be defined by the Company's Board of Directors and such other tasks as may from time to time be reasonably required to further the growth of the Company.

         3. TERM. The term of this contract shall be until January 30, 2000 (the "Term"). Notwithstanding the foregoing, the Executive is employed on an at-will basis. The Executive may terminate the employment relationship created by this Agreement upon sixty (60) days notice to the Company, and with no notice is such termination is for cause (as defined below). The Company may terminate the employment relationship created by this Agreement upon sixty (60) days notice to the Executive, if such termination is without Cause (as defined below), and with no notice if such termination is for Cause.

         As used in this Agreement, the term "Cause" as applied to the Company's ability to terminate without notice means (i) the Executive's breach of any of his material duties or obligations under this Agreement, which breach is not corrected within thirty (30) days of receipt of written notice thereof by the Executive; (ii) embezzlement or other misappropriation of property of the Company; (iii) conviction of a felony offense; or (iv) the Executive's persistent refusal to follow the directions or instructions of the Company's Board of Directors. The term "Cause" as applied to the Executive's ability to terminate without notice means any failure to pay or decrease in the Executive's salary not consented to by the Executive. No termination

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of the employment relationship created by this Agreement shall relieve the
Executive of his duties under Sections 5, 6 and 7 hereof.

         4. COMPENSATION.

                  a. SALARY. The Executive will be entitled to a salary of $22,916.67 per month payable bimonthly beginning February 1, 1998 and effective retroactively to January 1, 1998. The Company's Board of Directors may increase Executive's salary provided that if it has been raised, the Company may at any time reduce the salary back to $22,916.67 per month.

                  b. BENEFITS. The Executive shall be entitled to participate in benefit plans and other fringe benefits which may be established by the Company's Board of Directors' for similar executive level executives.

                  c. EXPENSES. The Company shall reimburse the Executive for all ordinary and necessary business expenses the Executive incurs while performing his duties under this Agreement, provided that the Executive accounts properly for such expenses to the Company in accordance with the general corporate policy of the Company as determined by the Company's Board of Directors and in accordance with the requirements of Internal Revenue Service regulations relating to substantiation of expenses.

                  d. BONUSES. The Board of Directors may, but is not required to, provide for a bonus or other incentive compensation plan.

         5. INVENTIONS.

                  a. "INVENTIONS", as used in this Section 5, means any discoveries, designs, improvements or software (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Executive makes, authors, or conceives (either alone or with others) and that:

                           i. concern directly the Company's products, research
                  or development;

                  or

                           ii. result from any work the Executive performs for
                  the Company; or

                           iii. use the Company's equipment, facilities, or
                  trade secret information.

                  b. The Executive agrees that all Inventions he makes during his employment with the Company will be the sole and exclusive property of the Company. The Executive will, with respect to any such Invention:

                           i. keep current, accurate, and complete records,
                  which will belong to the Company and be kept and stored on the Company's premises while the Executive is employed by the Company;

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                           ii. promptly and fully disclose the existence and
                  describe the nature of the Invention to the Company in writing (and without request);

                           iii. assign (and the Executive does hereby assign) to
                  the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

                           iv. acknowledge and deliver promptly to the Company
                  any written instruments, and perform any other reasonable acts necessary in the Company's opinion and at its expense to preserve property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters patent and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company, provided that, the Executive makes no warranty or representation to the Company as to rights against third parties hereunder.

                  Executive acknowledges that since April 15, 1986, the Executive has been developing technology for the Company all of which he hereby transfers to the Company for the considerations stated. Executive agrees that the existing technology, and all derivations, expansions, improvements, and similar additions or modifications to the technology whenever developed by him are and shall be the property of the Company.

         The Executive shall disclose to the Company from time to time all inventions that Executive develops or conceives. The Company shall have thereafter a reasonable period of time of not less than 90 days in which to consider and evaluate the inventions and determine whether the Company will develop the same. Except as disclosed to the Company in writing on Exhibit A attached hereto, the Executive does not have and will not assert any claims to or rights under any inventions as having been made, conceived, authored, or acquired by the Executive prior to this Agreement.

                  c. NOTICE: Minnesota law exempts from this Agreement "AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE EMPLOYER WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON THE EMPLOYEE'S TIME, AND (1) WHICH DOES NOT RELATE (A) DIRECTLY TO THE BUSINESS OF THE EMPLOYER OR (B) TO THE EMPLOYER'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (2) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER."

                  d. Upon termination of this Agreement, Executive agrees to return to the Company all property of the Company which Executive has custody and to deliver to the Company all notebooks and other data relating to research, experiments or management studies conducted by the Executive or any inventions made by the Executive.

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         6. CONFIDENTIAL INFORMATION.

                  a. "CONFIDENTIAL INFORMATION", as used in this Section 6, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

                           i. trade secret information about the Company and its
                  products or services;

                           ii. "Inventions," as defined in subsection 5(a)
                  above;

                           iii. information concerning the Company's business,
                  as the Company has conducted it or as it may conduct it in the future; and

                           iv. information concerning any of the Company's past,
                  current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, servicing, finances, marketing or selling.

                           v. information concerning any of the Company's past,
                  current or possible future customers, including (without limitation) customer lists, information about the Company's planned advertising campaigns, purchasing plans, methods of operation, servicing, finances, marketing or sales efforts.

                  Any information that reasonably can be expected to be treated as Confidential Information will be presumed to be Confidential Information (whether the Executive or others originated it and regardless of how he obtained it).

                  b. Except as required in his duties to the Company, the Executive will not, during his employment or after termination of his employment with the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it, excluding Confidential Information (i) which becomes publicly available by a source other than the Executive; or (ii) which is received by the Executive after termination of his employment hereunder from a source who did not obtain the information directly or indirectly from Executives or agents of the Company; or (iii) for which disclosure thereof the Company has consented in writing. When the Executive's employment with the Company ends, he will promptly turn over to the Company all records and any compositions, articles, devices, apparatus, and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in his possession, regardless of who prepared them.

         7. COMPETITIVE ACTIVITIES. Provided that:

                  (1) If this Agreement is terminated by the Company without Cause, the Company has paid to the Executive the salary provided under paragraph 4(a) above for the Term of the Agreement,

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                  (2) If this Agreement is terminated by the Company for Cause,
         or

                  (3) If the Executive terminates this Agreement without Cause,

         the Executive agrees that during the Term of this Contract and for a period of two years thereafter:

                  a. He will not alone, or in any capacity with another firm,
         (i) directly or indirectly engage in the development, design, production, marketing or sale of any product, technology or services that is competitive with the Company's business as it exists at the time his employment is terminated, nor will he participate in the management or operation of, or become a significant investor in, any venture or enterprise of whatever kind as a principal, officer, director, Executive, representative, agent or shareholder of any entity whose business is the design, development, production, marketing, or servicing of any technology, product or service competitive with the business of the Company as it exists at the time his employment with the Company is terminated; (ii) in any way interfere or attempt to interfere with the Company's relationships with any of their current or potential customers; or (iii) employ or attempt to employ any of the Company's executives on behalf of any other entity competing with the Company. Provided that, nothing in this Section 7 shall restrict the Executive's employment by or association with any entity, venture or enterprise which engages in a business with a product or service that is not competitive with any product or service of the Company, so long as it does not, after Executive's employment, become competitive.

                  b. He will, prior to accepting employment with any new employer, inform that employer of this Agreement and provide that employer with a copy of Section 7 of this Agreement, provided that he reasonably believes his new position is or may be contrary to this Agreement.

         8. CONFLICTING BUSINESS. The Executive agrees that he will not transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity, except as specifically approved by the Company's Board of Directors. The Executive further agrees that during his employment with the Company he will not engage in any business activity or outside employment that may be in conflict with the Company's proprietary or business interests.

         9. NO ADEQUATE REMEDY. Both parties understand that failure to fulfill the obligations under of this Agreement would cause damage to the other that would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the parties at law, in equity or by statute, each party consents to the specific enforcement of this Agreement, including specifically Sections 5, 6, 7 or 8, through an injunction or restraining order issued by any appropriate court.

         10. MISCELLANEOUS.

                  a. Successors and Assigns. This Agreement may not be assigned by the Executive. Except as provided in the next sentence, this Agreement may not be assigned

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         by the Company without the Executive's consent, which consent shall not be unreasonably withheld. In any event, the Company may assign this Agreement without the consent of the Executive in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

                  b. Modification. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.

                  c. Governing Law. The laws of the State of Minnesota shall govern the validity, construction, and performance of this Agreement.

                  d. Construction. Wherever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision shall still be effective to the extent it remains valid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

                  e. Non-Waiver. No failure or delay by any of the parties hereto in exercising any right or remedy under this Agreement shall waive any provision of the Agreement. Nor shall any single or partial exercise by any of the parties hereto of any right or remedy under this Agreement preclude any of them from otherwise or further exercising their rights or remedies, or any other rights or remedies granted by any law or any related document.

                  f. Captions. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

                  g. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered or sent by registered first-class mail, postage prepaid. Such notices and other communication shall be effective upon receipt if hand delivered and shall be effective five (5) business days after mailing if sent by mail to the following addresses, or such other addresses as either party shall have notified the other party:

         If to the Company:         Industrial Rubber Products, Inc.
                                    3804 East 13th Avenue
                                    Hibbing, MN 55746

         If to the Executive:       Daniel O. Burkes
                                    2203 4th Avenue E
                                    Hibbing, MN 55746

                  h. Representation. Executive has been represented by an attorney and accountant with respect to Executive's entering into this Agreement.

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         IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first above written.


EMPLOYER                                      EXECUTIVE

Industrial Rubber Products, Inc.


By /s/ Christopher M. Liesmaki                /s/ Daniel O. Burkes
  -----------------------------------         ----------------------------------
  Its  Vice President                         Daniel O. Burkes
     --------------------------------

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                                    EXHIBIT A


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